SBA COMMUNICATIONS CORPORATION                                      Exhibit 12.1

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATIONS



                                               Year ended    Year ended     Year ended     Year ended    Year ended
                                                12/31/93      12/31/94       12/31/95       12/31/96      12/31/97
                                             -----------------------------------------------------------------------
Earnings:
     Income (loss) before taxes                         83         1,846          3,298          2,366         6,798
     Plus: fixed charges                                23            45            101            495           876
                                             -----------------------------------------------------------------------
Total Earnings                                         106         1,891          3,399          2,861         7,674

Fixed Charges:
     Interest Expense                                    9            19             11            139           407
     Preferred Dividends                                 0             0              0              0           983
     Interest Component of Operating leases             14            26             90            356           469
                                             -----------------------------------------------------------------------
Total Fixed Charges                                     23            45            101            495         1,859

Ratio                                                 4.6x         41.82x         33.8x           5.8x          4.1x


                                                Three months   Three months
                                                   ended         ended
                                                  3/31/97       3/31/98
                                             ------------------------------
Earnings:
     Income (loss) before taxes                       2,310         (1,372)
     Plus: fixed charges                                153          1,997
                                             ------------------------------
Total Earnings                                        2,463            625

Fixed Charges:
     Interest Expense                                    36          1,880
     Preferred Dividends                                 83            438
     Interest Component of Operating leases             117            117
                                             ------------------------------
Total Fixed Charges                                     236          2,435

Ratio                                                 10.4x            .3x


SBA COMMUNICATIONS CORPORATION

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES COMPUTATIONS


                                                                                    THREE
                                                          YEAR ENDED                MONTHS
                                                           12/31/97                03/31/98
                                                       ---------------          --------------
Earnings:
     Income (loss) before taxes                               (11,965)                 (4,971)
     Plus: fixed charges                                       19,759                   5,096
                                                       ---------------          --------------
Total Earnings                                                  7,794                     125

Fixed Charges:
     Interest Expense                                          19,290                   4,979
     Preferred Dividends                                          983                     438
     Interest Component of Operating leases                       469                     117
                                                       ---------------          --------------
Total Fixed Charges                                            20,742                   5,534

Ratio                                                             .4x                     .1x


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